Exhibit 10.2

SUPPORT AGREEMENT

     This Support Agreement (this “Agreement”) is made and entered into as of March 22, 2010, by and among Timberline Resources Corporation, a company organized under the laws of the state of Delaware (“Timberline”), and
_____________________________
(the “Shareholder”), with reference to the following:

RECITALS

A.	Timberline and Staccato Gold Resources Ltd., a company organized under the laws of the province of British Columbia (“Staccato”), are concurrently entering into that certain Arrangement Agreement, dated as of the date hereof (such agreement without further amendment or alterations being hereafter referred to as the “Arrangement Agreement”), pursuant to which Timberline will issue one share of common stock of Timberline (“Timberline Shares”) and a cash payment, as stated in the Arrangement Agreement, in exchange for each seven common shares of Staccato (“Staccato Shares”) held by the shareholders of Staccato (the “Arrangement”).

B.	The Shareholder is an officer or director of Staccato and the beneficial holder of outstanding Staccato Shares or securities convertible into or exercisable to acquire Staccato Shares.

C.	As a condition to its execution of the Arrangement Agreement, Timberline has required that the Shareholder enter into this Agreement.

D.	The board of directors of Staccato has advised the Shareholder that it believes that the transactions contemplated by the Arrangement Agreement are in the best interests of the shareholders of Staccato.

     NOW THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)	“Acquisition Proposal” shall mean any tender offer or exchange offer or proposal to Staccato (including, without limitation, any proposal or offer to shareholders of Staccato) with respect to a Business Combination or involving the purchase of 20% or more of the outstanding voting securities of Staccato.

(b)	“Business Combination” shall mean (a) a merger, consolidation, acquisition, scheme or other analogous arrangement in which Staccato is a constituent corporation or party and pursuant to which voting securities of Staccato are or may be exchanged for cash, securities or other property or (b) a sale of all or substantially all of the assets of Staccato and its subsidiaries.

(c)	“Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

(d)	“Expiration Date” means the earlier to occur of (i) such date and time as the Arrangement Agreement shall have been validly terminated pursuant to the terms thereof or (ii) the Effective Time.

(e)	“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer Restrictions. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Shareholder shall not, except in connection with the Arrangement or as the result of the death of the Shareholder, Transfer any of the Staccato Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto, unless each person to which any of such Staccato Shares, or any interest in any of such Staccato Shares, is or may be Transferred shall have: (i) executed a counterpart of this Agreement, and (ii) agreed in writing to hold such Staccato Shares (or interest in such Staccato Shares) subject to all of the terms and provisions of this Agreement.

3.	Right to Vote.

	(a)	As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Staccato Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, the Shareholder has full legal power, authority and right to vote all of the Staccato Shares then owned of record or beneficially by him, in favor of the approval and authorization of the Arrangement, the Arrangement Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, the Shareholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Staccato Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Staccato Shares, deposited any of the Staccato Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his legal power, authority or right to vote the Staccato Shares on any matter. If the Shareholder is the beneficial owner, but not the record holder, of the Staccato Shares, the Shareholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Staccato Shares in favor of the approval and authorization of the Proposed Transaction.

	(b)	From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, the Shareholder will not commit

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any act that could restrict or otherwise affect his legal power, authority and right to vote all of the Staccato Shares then owned of record or beneficially by him. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, the Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Staccato Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Staccato Shares, deposit any of the Staccato Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Shareholder’s legal power, authority or right to vote the Staccato Shares in favor of the approval of the Proposed Transaction.

4.	Agreement to Vote Shares

(a) Prior to the Expiration Date, at every meeting of the stockholders of Timberline called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Timberline, the Shareholder (in the Shareholder’s capacity as such) shall appear at the meeting or otherwise cause the Staccato Shares to be present thereat for purposes of establishing a quorum and vote (i) in favor of approval of the Proposed Transaction, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving Timberline or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of Timberline or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Timberline or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

5.	No Solicitation. The Shareholder, in his capacity as a Shareholder, shall not directly or indirectly,

(i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Staccato to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal.

6. Action in the Shareholder Capacity Only. The Shareholder makes no agreement or understanding herein as director or officer of Staccato. The Shareholder signs solely in his capacity as a record holder and beneficial owner of Staccato Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or director of Staccato.

7. Additional Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Timberline as follows: (i) the Shareholder is the beneficial or record owner of the Staccato Shares indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances; (ii) the Shareholder does not beneficially own any securities of Staccato other than the Staccato Shares and rights to purchase Staccato Shares set forth on the signature page of this Agreement; and (iii) the Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement; and (iv) this

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Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against him in accordance with its terms.

8. Conflicting Instruments. The execution and delivery of this Agreement and the performance by the Shareholder of his agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Shareholder is a party or by which the Shareholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Shareholder's ability to perform his obligations under this Agreement or render inaccurate any of the representations made by him herein.

9. Exchange of Shares; Waiver of Rights of Appraisal. If the Arrangement is consummated, the Staccato Shares shall, pursuant to the terms of the Arrangement Agreement, be exchanged for the consideration provided in the Arrangement Agreement. The Shareholder hereby waives any rights of appraisal with respect to the Arrangement, or rights to dissent from the Arrangement, that such the Shareholder may have.

10. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the Expiration Date.

11.	Miscellaneous Provisions.

	(a)	Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by each party.

	(b)	Entire Agreement. This Agreement and the Arrangement Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

	(c)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

	(d)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING

BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

	(e)	Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

	(f)	Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, the Shareholder’s estate upon the death of the Shareholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto

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may be assigned by any of the parties hereto without prior written consent of the other parties hereto.

(g)	No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h)	Cooperation. The Shareholder agrees to cooperate fully with Timberline and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Timberline to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(i)	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j)	Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(k)	Specific Performance; Injunctive Relief. The parties hereto acknowledge that Timberline shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth in this Agreement. Therefore, the Shareholder hereby agrees that, in addition to any other remedies that may be available to Timberline, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

(l)	Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address, facsimile or e-mail address (or at such other address, facsimile or e-mail address for a party as shall be specified by like notice): (i) if to Timberline, to the address, e-mail address or facsimile provided in the Arrangement Agreement, including to the persons designated therein to receive copies; and (ii) if to the Shareholder, to the Shareholder's address, e-mail address or facsimile shown below the Shareholder's signature on the last page hereof.

(m)	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

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(n)	Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(o)	Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Agreement as of the day and year first above written.

TIMBERLINE RESOURCES CORPORATION

By:
Name: Randal L. Hardy
Title: Chief Executive Officer

SHAREHOLDER

By:

Name:

Address:

___________________________________

___________________________________

___________________________________

Telephone: (___) _____-________

Facsimile: (___) _____-________

E-Mail Address:
__________________________

Staccato Shares Beneficially Owned:

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Staccato Shares

Options to Acquire
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Staccato Shares

Other Securities Convertible Into or Exercisable for

_________________
Staccato Shares